SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   ISOTIS S.A.
             (Exact name of registrant as specified in its charter)

            Switzerland                              Not applicable
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                           18-20 Avenue de Sevelin,
                                1004, Lausanne
                                  Switzerland
                   (Address of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of exchange on which each
Title of each class to be so registered           class is to be registered
---------------------------------------        -------------------------------
               None                                        None

Securities to be registered pursuant to Section 12(g) of the Act:

                   Ordinary shares, nominal value CHF 1 each
                               (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Pursuant to the completion of a Plan of Arrangement under the Company Act of British Columbia, Canada on October 27, 2003, and related transactions completed on October 29, 2003, IsoTis S.A. (the "Registrant") is a successor to GenSci Regeneration Sciences Inc. ("GenSci") for purposes of the U.S. Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder. Accordingly, the Registrant hereby amends the Registration Statement on Form 20-F filed by GenSci on March 31, 1995, in its entirety, replacing it with the information described below.

     Information with respect to the Registrant's ordinary shares, nominal value CHF 1 each (the "Ordinary Shares"), is hereby incorporated by reference to the sections captioned "Description of Share Capital, Corporate Structure and Articles of Association", "Information on the Issue" and "Swiss Tax Considerations" in the joint information circular of the Registrant and GenSci, dated September 1, 2003, attached as Exhibit 99.2 to the Form 6-K furnished to the U.S. Securities and Exchange Commission on October 30, 2003. Neither the Articles of Association of the Registrant, nor the laws of Switzerland, impose limitations on the rights of non-Swiss parties or non-residents of Switzerland to hold or vote the Ordinary Shares.

ITEM 2.  EXHIBITS

          1. Articles of Incorporation of IsoTis, as amended (unofficial English translation).



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 30, 2003.
IsoTis S.A.


                                            By /s/ Pieter Wolters
                                               -------------------------------
                                               Name:  Pieter Wolters
                                               Title: Chief Financial Officer



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                                    EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

1. Articles of Incorporation of IsoTis S.A. (unofficial English translation).


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